WHITING PETROLEUM CORPORATION

RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made and entered into as of _____________________ by and between Whiting Petroleum Corporation, a Delaware corporation with its principal offices at Denver, Colorado (the “Company”), and the executive officer of the Company or one of its affiliates whose signature is set forth on the signature page hereof (the “Participant”).

W I T N E S S E T H :

        WHEREAS, the Company has adopted the Whiting Petroleum Corporation 2003 Equity Incentive Plan (as amended, the “Plan”) to permit shares of the Company’s common stock (the “Stock”), to be awarded to certain key salaried employees and non-employee directors of the Company and any affiliate of the Company; and

        WHEREAS, the Participant is an executive officer of the Company, and the Company desires such person to remain in such capacity and to further an opportunity for his or her stock ownership in the Company in order to increase his or her proprietary interest in the success of the Company;

        NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1. Award of Restricted Stock. Subject to the terms and conditions set forth herein, the Company hereby awards the Participant the number of shares of Stock set forth on the signature page hereof (the “Restricted Stock”).

2. Restrictions. (a) Except as otherwise provided herein, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the date of release (the “Release Date”) determined as follows:

(i) the Release Date with respect to one-third of the shares of Restricted Stock shall be the first anniversary of the Grant Date specified on the signature page hereof (the “Grant Date”) if the Compensation Committee of the Board of Directors of the Company (the “Committee”) determines the Performance Contingency (as defined below) has been satisfied with respect to the Company’s fiscal year immediately preceding the first anniversary of the Grant Date;

(ii) the Release Date with respect to two-thirds of the shares of Restricted Stock (less any shares of Restricted Stock for which there already has been a Release Date) shall be the second anniversary of the Grant Date if the Committee determines the Performance Contingency has been satisfied with respect to the Company’s fiscal year immediately preceding the second anniversary of the Grant Date; and

(iii) the Release Date with respect to all of the shares of Restricted Stock (less any shares of Restricted Stock for which there already has been a Release Date) shall be the third anniversary of the Grant Date if the Committee determines the Performance Contingency has been satisfied with respect to the Company’s fiscal year immediately preceding the third anniversary of the Grant Date.

        If the Committee determines that the Performance Contingency has not been satisfied with respect to the Company’s fiscal year immediately preceding the third anniversary of the Grant Date, then all Restricted Stock that previously has not been released shall be forfeited to the Company on the date the Committee makes such determination.

(b) Within six weeks after the end of each of the Company’s fiscal years preceding the first three anniversaries of the Grant Date, the Committee will determine whether the Performance Contingency has been satisfied with respect to such fiscal year based on the criteria set forth in this Section 2. The “Performance Contingency” will be satisfied with respect to such a fiscal year if at the end of such fiscal year the Company has achieved a ____% increase (compounded annually) in the amount by which the PV10% After Tax Value Per Share (as defined below) at the end of such fiscal year exceeds the Debt Per Share (as defined below) at the end of such fiscal year compared to the amount by which the PV10% After Tax Value Per Share at the end of the fiscal year immediately preceding the Grant Date exceeds the Debt Per Share at the end of the fiscal year immediately preceding the grant date.

(c) “PV10% After Tax Value Per Share” means an amount equal to the quotient of (i) the standardized measure of discounted future net cash flows relating to the Company’s proved reserves as of the end of a fiscal year calculated in accordance with Securities and Exchange Commission guidelines using prices at such fiscal year end as reported in the Company’s Annual Report on Form 10-K and an annual discount rate of 10% divided by (ii) the Company’s issued and outstanding shares as of the end of such fiscal year.

(d) “Debt Per Share” means an amount equal to the quotient of (i) the Company’s consolidated long-term debt as of the end of a fiscal year divided by (ii) the Company’s issued and outstanding shares as of the end of such fiscal year.

3. Initial Issuance. The Restricted Stock shall be issued as soon as practicable in the name of the Participant but shall be held in a segregated account by the transfer agent of the Company. Unless forfeited as provided herein, Restricted Stock eligible for release pursuant to the terms hereof shall cease to be held in such segregated account and certificates for such Restricted Stock shall be delivered or such Restricted Stock shall be transferred electronically to the Participant on the applicable Release Date.

4. Transfer After Release Date; Securities Law Restrictions. On the applicable Release Date as determined in accordance with Paragraph 2, that portion of Restricted Stock shall become free of the restrictions of Paragraph 2 and be freely transferable by the Participant. Notwithstanding the foregoing or anything to the contrary herein, the Participant agrees and acknowledges with respect to any Restricted Stock that has not been registered under the Securities Act of 1933, as amended (the “Act”) (i) he or she will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend will be placed on the certificates for the Restricted Stock to such effect.

5. Termination of Employment or Death. If the Participant’s employment with the Company (as applicable) is terminated for any reason (including death) prior to the Release Date, all Restricted Stock that has not been released shall be forfeited to the Company on the date on which such termination of status occurs.

6. Certificate Legend. In addition to any legends placed on certificates for Restricted Stock under Paragraph 4 hereof, each certificate for shares of Restricted Stock may bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE WHITING PETROLEUM CORPORATION 2003 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AGREEMENT BETWEEN WHITING PETROLEUM CORPORATION AND THE REGISTERED OWNER HEREOF. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM THE CORPORATE SECRETARY OF WHITING PETROLEUM CORPORATION.”

When the restrictions imposed by Paragraph 2 hereof terminate, the Participant shall be entitled to have the foregoing legend removed from the certificates representing such Restricted Stock.

7. Voting Rights; Dividends and Other Distributions. (a) While the Restricted Stock is subject to restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant may exercise full voting rights for the Restricted Stock registered in his or her name and held in a segregated account hereunder.

(b) While the Restricted Stock is subject to the restrictions under Paragraph 2 and prior to any forfeiture thereof, the Participant shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock, such shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which they were paid, including the requirement that Restricted Stock be held in a segregated account pursuant to Paragraph 3 hereof.

(c) Subject to the provisions of this Agreement, the Participant shall have, with respect to the Restricted Stock, all other rights of holders of Stock.

8. Tax Withholding. (a) It shall be a condition of the obligation of the Company to issue or release from the segregated account Restricted Stock to the Participant, and the Participant agrees, that the Participant shall pay to the Company upon demand such amount as may be requested by the Company for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the Restricted Stock or as a result of the termination of the restrictions on such Stock hereunder.

(b) If the Participant does not make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Stock awarded hereunder, the Participant may satisfy the Company’s withholding tax requirements by electing to have the Company withhold that number of shares of Restricted Stock otherwise deliverable to the Participant from the segregated account hereunder or to deliver to the Company a number of shares of Stock, in each case, having a Fair Market Value (as defined in the Plan) on the Tax Date (as defined below) equal to the minimum amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock. The election must be made in writing and must be delivered to the Company prior to the Tax Date. If the number of shares so determined shall include a fractional share, the Participant shall deliver cash in lieu of such fractional share. All elections shall be made in a form approved by the Committee and shall be subject to disapproval, in whole or in part, by the Committee. As used herein, “Tax Date” means the date on which the Participant must include in his or her gross income for federal income tax purposes the fair market value of the Restricted Stock over the purchase price therefor, if any.

9. Powers of Company Not Affected. The existence of the Restricted Stock shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting the Restricted Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment of the Company, or interfere with or limit in any way the right of the Company to terminate the Participant’s employment at any time.

10. Interpretation by Committee. The Participant agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Participants awarded Restricted Stock.

11. Miscellaneous. (a) This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.

(b) This Agreement may not be amended or modified except by the written consent of the parties hereto.

(c) The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.

(d) Any notice, filing or delivery hereunder or with respect to Restricted Stock shall be given to the Participant at either his or her usual work location or his or her home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 1700 Broadway, Suite 2300, Denver, Colorado 80290-2300, Attention: Corporate Secretary. All such notices shall be given by first class mail, postage prepaid, or by personal delivery.

(e) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant, except that the Participant may not transfer any interest in any Restricted Stock prior to the release of the restrictions imposed by Paragraph 2.

(f) This Agreement is subject in all respects to the terms and conditions of the Plan.

12. Change of Control. (a) Notwithstanding any other provision to the contrary contained in this Agreement, effective upon a Change in Control of the Company (as defined below), the restrictions imposed upon the Restricted Stock (except for any such shares which were previously forfeited to the Company) by Paragraph 2 of this Agreement shall immediately be deemed to have lapsed and the Release Date shall be deemed to have occurred as of the date of the Change in Control of the Company with respect to such Restricted Stock.

(b) The following terms shall have the following meanings when used in this Paragraph 12:

(i)	“Act” means the Securities Exchange Act of 1934, as amended.

(ii) “Affiliate”and“Associate” shall have the respective meanings ascribed to such terms in Rule l2b-2 of the General Rules and Regulations under the Act.

(iii) A Person shall be deemed to be the “Beneficial Owner” of any securities:

        (A)     which such Person or any of such Person’s Affiliates or Associates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (i) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase, or (ii) securities issuable upon exercise of rights issued pursuant to the terms of any Rights Agreement of the Company, at any time before the issuance of such securities;

        (B)     which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule l3d-3 of the General Rules and Regulations under the Act), including pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if the agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Act and (ii) is not also then reportable on a Schedule l3D under the Act (or any comparable or successor report); or

        (C)     which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) above) or disposing of any voting securities of the Company.

(iv) “Board” means the Board of Directors of the Company.

(v) “Change in Control” means the occurrence of any of the following:

        (A)     any Person (other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company (“Excluded Persons”)) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the date of this Agreement, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

        (B)     the following individuals cease for any reason to constitute a majority of the number of directors of the Company then serving: (i) individuals who, on the date of this Agreement constituted the Board and (ii) any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date of this Agreement, or whose appointment, election or nomination for election was previously so approved (collectively the “Continuing Directors”); provided, however, that individuals who are appointed to the Board pursuant to or in accordance with the terms of an agreement relating to a merger, consolidation, or share exchange involving the Company (or any direct or indirect subsidiary of the Company) shall not be Continuing Directors for purposes of this definition until after such individuals are first nominated for election by a vote of at least two-thirds (2/3) of the then Continuing Directors and are thereafter elected as directors by the shareholders of the Company at a meeting of shareholders held following consummation of such merger, consolidation, or share exchange; and, provided further, that in the event the failure of any such persons appointed to the Board to be Continuing Directors results in a Change in Control of the Company, the subsequent qualification of such persons as Continuing Directors shall not alter the fact that a Change in Control of the Company occurred; or

        (C)     the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined Voting Power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (ii) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the date of this Agreement, pursuant to express authorization by the Board that refers to this exception) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined Voting Power of the Company’s then outstanding voting securities; or

        (D)     the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (in one transaction or a series of related transactions within any period of 24 consecutive months), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least 75% of the combined Voting Power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Notwithstanding the foregoing, no “Change in Control” shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to own, directly or indirectly, in the same proportions as their ownership in the Company, an entity that owns all or substantially all of the assets or voting securities of the Company immediately following such transaction or series of transactions.

(vi) “Person” means any individual, firm, partnership, corporation or other entity, including any successor (by merger or otherwise) of such entity, or a group of any of the foregoing acting in concert.

(vii) “Voting Power” means the voting power of the outstanding securities of the Company having the right under ordinary circumstances to vote at an election of the Board.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Participant has hereunto affixed his or her signature, all as of the day and year first set forth above.

COMPANY	PARTICIPANT
WHITING PETROLEUM CORPORATION
By:_______________________________	________________________________
Name:_____________________________	No. of Shares of Restricted Stock:______
Title:______________________________	Grant Date:_______________________